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                  AMENDMENT NUMBER THREE TO FINANCING AGREEMENT

                  This Amendment Number Three to Financing Agreement ("Amendment") is entered into as of July 25, 2000, by and between THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation ("CIT"), and MOSSIMO, INC., a Delaware corporation ("Company"), in light of the following:

                  A. Company and CIT have previously entered into that certain Financing Agreement, dated as of July 15, 1997 (as amended, the "Agreement") together with that certain Factoring Agreement, dated as of January 2, 1990 (as amended, the "Factoring Agreement").

                  B. On May 16, 2000, an involuntary case under the Bankruptcy Code was filed against Company in the United States Bankruptcy Court for the Central District of California, Case No. SA 00-13988 LR, (the "Involuntary Case").

                  C. Company and CIT desire to amend the Agreement as provided for and on the conditions herein.

                  NOW, THEREFORE, Company and CIT hereby amend and supplement the Agreement as follows:

                  1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

                  2.  AMENDMENTS.

                           (a) Section 1 of the Agreement is amended by deleting
the following definitions: Availability, Availability Reserve, Capital Expenditures, Collection Days, Current Assets, Current Liabilities, Eligible Accounts Receivable, Eligible Inventory, Letters of Credit, Letter of Credit Guaranty, Letter of Credit Fees, Tangible Net Worth, Termination Premium and Working Capital.

                           (b) The definition of Line of Credit in Section 1 of
the Agreement is amended to read as follows:

                                    "LINE OF CREDIT" shall mean $9,000,000 PLUS
                  the amount of Obligations outstanding under the Factoring Agreement. The Line of Credit shall be reduced at the rate of $1,000,000 per quarter commencing with June 1, 2001 and continuing on the first day of each calendar quarter thereafter."

                           (c) Section 3.1 of the Agreement is amended to read
as follows:
                                    "1. CIT agrees to make, subject to the terms
                  and conditions to this Agreement from time to time, and within the Line of Credit, loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and reborrow Revolving Loans). Such loans and advances shall be in amounts that CIT reasonably determines are consistent with the Company's projections, attached hereto as Exhibit 1 ("Projections"). The Company represents and warrants that the Projections are true, correct and the best estimates that the Company can determine as of the date hereof, and shall be true and correct as of the date of dismissal of the Involuntary Case. All requests for loans and advances must be received by an officer of CIT no later than 1:00 p.m., Eastern Standard time, of the Business Day on which such loans and advances are required. Should CIT
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                  for any reason honor requests for advances in excess of those provided for in the Projections, such advances shall be considered "overadvances" and shall be made in CIT's sole discretion, subject to any additional terms CIT deems necessary."

                           (d) Sections 5, 7.11, 7.12, 7.13, 7.14 and 8.2 of
the Agreement are deleted.

                           (e) The first sentence of Section 8.1 of the
Agreement is amended to read as follows:

                                    "Interest on the Revolving Loan shall be
                  payable monthly as of the end of each month and shall be an amount equal to The Chase Manhattan Bank Rate plus one and one-half percent (1.50%) on the average of the net balances owing by the Company to CIT in the Company's account at the close of each day during such month."

                           (f) Section 8.6 of the Agreement is amended to read
as follows:

                                    "6.     To induce CIT to enter into
                  Amendment Number Three to Financing Agreement ("Amendment Three"), the following fees shall be payable by the Company to
                  CIT: (a) a Facility Fee in the amount of $287,000 which is fully-earned as of the date of Amendment Three and (b) an additional annual fee in the amount of $50,000 payable on each of June 30, 2001 and June 30, 2002 while this Agreement remains in effect. $175,000 of the Facility Fee shall be payable as of the date of Amendment Three and the balance of $112,000 shall be payable on the earliest of: (x) the date that all other Obligations have been paid in full, (y) the termination of this Agreement and (z) upon the occurrence of an Event of Default."

                           (g) Section 11 of the Agreement is amended to read as
follows:

                  "SECTION 11. TERMINATION This Agreement shall automatically terminate as of June 1, 2003. Notwithstanding the foregoing, CIT may terminate this Agreement immediately upon the occurrence of an Event of Default; PROVIDED, HOWEVER, that if the Event of Default is an event listed in SECTION 10.1(c) of this Agreement, CIT may regard this Agreement as terminated and notice to that effect is not required. All Obligations shall become due and payable as of any termination hereunder or under SECTION 10 hereof, and, pending a final accounting, CIT may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Company's Obligations, whether absolute or contingent. All of CIT's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full."

                  3. REPRESENTATIONS AND WARRANTIES. Company hereby affirms to CIT that all of Company's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.
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                  4. NO DEFAULTS. Company hereby affirms to CIT that no Event of
Default has occurred and is continuing as of the date hereof except for the filing of the Involuntary Case.

                  5. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the following:

                           (a) Dismissal of the Involuntary Case;

                           (b) Receipt by CIT of a Personal Guaranty of the
Obligations from Mossimo G. Giannulli and Mossimo G. Giannulli, as trustee of the Mossimo Giannulli Trust dated January 18, 1995 ("Trust");

                           (c) Receipt by CIT of a Brokerage Account Pledge and
Security Agreement from Merrill Lynch;

                           (d) Confirmation from the Company that CIT no longer
has any obligations under the Factoring Agreement to factor any accounts or to make any advances thereunder;

                           (e) Receipt by CIT of an executed copy of this
Amendment; and

                           (f) Confirmation from Mossimo G. Giannulli regarding
equity in personal residence located at 10778 Chalon Road, Los Angeles, CA 90077, which residence is owned by the Trust.

                  6. COSTS AND EXPENSES. Company shall pay to CIT all of CIT's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, search fees, filing and recording fees, documentation fees, appraisal fees, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

                  7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

                  8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.
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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                 THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation

                                 By:      /s/ James E. Ezemoli
                                 Title:   Vice President

                                 (Signatures continued next page)



                                 MOSSIMO, INC.,
                                 a Delaware corporation

                                 By:      /s/ Mossimo Giannulli
                                 Title:   Chairman